Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2022 Equity Inducement Plan of Day One Biopharmaceuticals, Inc. of our report dated March 7, 2022 with respect to the consolidated financial statements of Day One Biopharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

San Mateo, California

October 31, 2022